Exhibit 99.1

                             Exhibit to Form 12b-25

                    (FullNet Communications, Inc. Letterhead)

                      STATEMENT REQUIRED BY RULE 12b-25(c)
                                 August 14, 2000



         The Company is in agreement with the comments under Part III of the "Notification of Late Filing" on Form 12b-25 dated August 14, 2000 with respect to the reasons why the Company is unable to finalize its unaudited financial statements for inclusion in the Form 10-QSB for the quarter ended June 30, 2000.

FULLNET COMMUNICATION, INC.



By: /s/ Timothy J. Kilkenny
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       Timothy J. Kilkenny, President & CEO